UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2007
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND	001-9106	23-2413352
(Brandywine Realty Trust)
DELAWARE	000-24407	23-2862640
(Brandywine Operating Partnership, L.P.)
(State or Other Jurisdiction of Incorporation or	(Commission file number)	(I.R.S. Employer
Organization)		Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On June 29, 2007, we modified our $600.0 million unsecured revolving credit facility (the “Unsecured Line of Credit”) by entering into the Second Amended and Restated Revolving Credit Agreement (the “Amended Revolving Credit Agreement”). The Amended Revolving Credit Agreement extends the maturity date of the Unsecured Line of Credit from December 22, 2009 to June 29, 2011 provided that we may extend the maturity date for one year if there is no event of default and we pay a fee equal to 15 basis points of the committed amount under the Amended Revolving Credit Agreement, and reduces the per annum variable interest rate on outstanding balances from Eurodollar plus 0.80% to Eurodollar plus 0.725% per annum. In addition, the quarterly facility fee is reduced from 20 basis points to 17.5 basis points per annum. The interest rate and facility fee are subject to adjustment in the event of a change in the Operating Partnership’s unsecured debt ratings.
     The Amended Revolving Credit Agreement also modifies the capitalization rate used in the calculation of certain financial covenants from 8.50 percent to 7.50 percent, increases our swing loan availability under the Unsecured Line of Credit from $50.0 million to $60.0 million and increases the number of competitive bid loan requests available to us from two to four in any 30 day period. The Unsecured Line of Credit contains a competitive bid option that allows banks that are part of the lender consortium to bid to make loan advances to us at a reduced Eurodollar rate.
     The Amended Revolving Credit Agreement contains financial and operating covenants. Financial covenants include minimum net worth, minimum fixed charge coverage ratios, maximum leverage ratio, restrictions on unsecured and secured debt as a percentage of unencumbered assets, and other financial tests. Operating covenants include certain limitations on our ability to incur additional indebtedness, grant liens on assets, enter into affiliate transactions, pay dividends, make acquisitions and investments and construct or develop new properties.
     JPMorgan Chase Bank, N.A. serves as Administrative Agent, Swing Lender and Issuing Lender and Bank of America, N.A. serves as Syndication Agent and Issuing Lender. The other banks that are included in the syndicate of lenders are listed in the Amended Revolving Credit Agreement.
     A copy of the Amended Revolving Credit Agreement is attached as exhibit 10.1 to this Current Report. The description of the Amended Revolving Credit Agreement does not purport to be complete and is qualified by reference to the copy of the Amended Revolving Credit Agreement attached as an exhibit.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     See Item 1.01 above
Item 9.01 Financial Statements and Exhibits
Exhibits
10.1	Second Amended and Restated Revolving Credit Agreement

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Brandywine Realty Trust

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership, its sole
General Partner

By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

Date: June 29, 2007

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Second Amended and Restated Revolving Credit Agreement